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                     INDEPENDENT AUDITOR'S CONSENT

We do hereby consent to the use of our report dated February 16, 2000 on the financial statements of Village I Acquisition Corporation included in and made part of the registration statement of Village I Acquisition Corporation dated March 18, 2000.

March 18, 2000

/s/ James E. Scheifley & Associates, PC
     Certified Public Accountant